Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE REPORTS 2011 FINANCIAL RESULTS AND PROVIDES UPDATE ON DERMAPACE FDA STATUS

ALPHARETTA, GA, March 14, 2012 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results and accomplishments for the year ended December 31, 2011, and provided an update on the U.S. Food and Drug Administration (FDA) status of the Company’s dermaPACE® device.

Update on dermaPACE FDA Status and 2012 Strategic Options
Christopher M. Cashman, President and CEO of SANUWAVE, said, “Throughout 2011, we believe we made significant progress toward our goal of making SANUWAVE a leading regenerative medicine company.  Although our submission to the FDA for marketing approval of dermaPACE was deemed insufficient, we believe the data we gathered is clinically meaningful, especially as it relates to the ability of dermaPACE to significantly reduce target ulcer size within 12 weeks of the first application.”

Mr. Cashman continued, “We feel strongly that dermaPACE is clinically effective in treating diabetic foot ulcers and that our Phase III clinical trial results would potentially support a positive Panel Review recommendation for approval to the FDA if an amended Premarket Approval Application (PMA) submission by SANUWAVE is permitted to go to a panel meeting.  However, that process could take 12-18 months, and the FDA may not follow a potentially positive Panel Review recommendation.  After further analyses of the clinical data and informal, non-binding interaction with the FDA, we feel a clearer and more defined pathway to FDA approval of dermaPACE is to conduct additional clinical work under our current Investigational Device Exemption (IDE) to supplement the clinical trial results.”

“The results of the dermaPACE clinical trial demonstrated that a significant treatment effect in favor of dermaPACE was seen in the primary endpoint of complete ulcer closure, albeit after the 12-week primary efficacy endpoint.  Additionally, wound area reduction was found to favor dermaPACE to a statistically significant extent within 12 weeks, suggesting significant between-group differences in complete closure could potentially have been achieved in favor of dermaPACE if additional dermaPACE procedures were administered.”

“In addition to the 22 out of 107 dermaPACE subjects whose ulcers closed within 12 weeks, there were an additional 29 dermaPACE subjects who achieved ≥90% wound area reduction during the 12-week efficacy period.  These results were achieved with only four (4) dermaPACE procedures conducted in the first two weeks of the 12-week evaluation period.  Recently published pre-clinical and clinical data have demonstrated that in order to optimize the proangiogenic and anti-inflammatory effects of the dermaPACE procedure over longer periods of time, it is best to support the tissue regeneration with additional treatment boosts throughout the wound healing process.  Consequently, in order to achieve increased treatment effect and to accelerate the incidence of complete wound closure within 12 weeks, we have filed with the FDA for approval of a supplemental clinical trial under our current IDE with the plan to administer additional device procedures bi-weekly between weeks 4 and 10.”

“At a minimum, we expect the supplemental clinical work to take up to 24 months before completion and submission to the FDA.  In 2012 we have taken meaningful cost cutting measures to reduce our monthly cash needs.  In addition, we have formed a special committee of our board of directors who have retained the services of Canaccord Genuity Inc., a leading investment bank, to explore capital fund raising and/or strategic options for SANUWAVE to fund the Company while we complete this additional clinical work,” added Mr. Cashman.

Mr. Cashman continued, “Once we finalize our study plans and receive conditional approval from the FDA to start the supplemental clinical work, we will put out further guidance regarding the nature of the clinical trial and associated timing.  Our goal remains the same, which is to achieve FDA approval as soon as possible in order to bring dermaPACE to the millions of U.S. patients who suffer from debilitating, recalcitrant diabetic foot ulcers.”

Key Areas of Focus and Accomplishment During 2011
Mr. Cashman concluded by summarizing the key areas of focus and accomplishment for SANUWAVE during 2011.  “We strengthened our balance sheet, enhanced our leadership with the addition of two directors having extensive industry and financial experience, fortified our intellectual property portfolio with the issuance of four key U.S. patents, obtained two Current Procedural Terminology (CPT) Category III codes for ESWT in wound healing from the American Medical Association, and continued to publish and present clinical data in support of our efforts to develop and commercialize PACE® technology in the wound care and orthopedic markets.”

Highlights of clinical publications during 2011 include:

●
A study published in Diabetes Research and Clinical Practice demonstrated that dermaPACE was more effective than hyperbaric oxygen therapy (HBOT) in healing chronic diabetic foot ulcers, with dermaPACE completely healing nearly three times more ulcers than HBOT with 85% fewer treatments and 97% less treatment time.  Another study published in the same journal and on the same patient population showed that dermaPACE increased angiogenic and tissue regenerative molecular changes in diabetic foot ulcers to significantly higher levels compared with HBOT.

●
Preclinical data published in Archives of Orthopedic Trauma Surgery showed that dermaPACE prevented and repaired osteoarthritis damage, suggesting that early application of the Company’s ESWT technology provides a chondroprotective effect to prevent osteoarthritis onset.  This is particularly important because it addresses prevention of disease onset and shows that ESWT has the potential to be a viable early intervention to protect joints from the effects of osteoarthritis, one of the most common and debilitating joint diseases.

●
Preclinical data published in Journal of Orthopaedic Research demonstrated the ability of the Company’s ESWT technology to proliferate progenitor or stem cells of the tibia and femur bones, underscoring the clinical potential for PACE technology in a number of important orthopedic indications.

●
A preclinical study conducted at Cleveland Clinic and published in Microvascular Research demonstrated the effects of dermaPACE treatment on ischemia and reperfusion injury during direct in vivo (in a living organism) monitoring of microcirculatory hemodynamics.   The research showed that dermaPACE can substantially decrease the detrimental effects of microcirculatory injury for certain ischemic (lack of blood flow) and reperfusion (restoration of blood flow) injuries.

●
Preclinical data published in the Journal of Surgical Research demonstrated that the Company’s ESWT technology promoted fracture healing by eliciting the production of specific growth factors (proteins) involved in angiogenesis (creation of new blood vessels) and osteogenesis (creation of new bone).

SANUWAVE was issued several key patents during 2011 that strengthen its growing intellectual property portfolio and extend and consolidate its leadership position in the use of PACE technology for tissue regeneration, including:

●
A U.S. patent on the use of acoustic shock waves to treat orthopedic conditions, which provides broad protection for PACE technology to induce or accelerate healing in numerous musculoskeletal indications.

●	A U.S. patent that provides the Company exclusive rights for human and animal treatment devices that use piezoelectric fibers to produce acoustic energy in the shock wave spectrum.

●
A U.S. patent covering the Company’s invention for delivering shock waves into living tissue that includes a multi-adjustable reflector contained within a tissue-contacting treatment applicator that allows adjusting the positions where shock waves are generated and delivered into the body with modifiable tissue penetration depths.

●
A U.S. patent related to a new method of producing shock waves utilizing a mechanically pressurized fluid, a different method from the electrohydraulic method used in the Company’s current products, which could give rise to new clinical indications and alternative regulatory pathways for future product offerings.

Clinical presentations and reimbursement milestones during 2011 include:

●
The presentation by leading medical doctors of the positive dermaPACE pivotal Phase III clinical trial data at a number of important medical meetings and clinical forums, including The Symposium On Advanced Wound Care Spring 2011, The American Podiatric Medical Association Meeting, Plastic Surgery 2011, Desert Foot (The 8th Annual High Risk Diabetic Foot Conference), and Wound Healing: Science and Industry.

●
The procurement of two CPT Category III codes for ESWT in wound healing from the American Medical Association.  Once approved by the FDA, dermaPACE would be the first and only ESWT device in the U.S. capable of utilizing these tracking codes.

2011 Financial Results
Revenues for 2011 were $802,572, compared with $728,446 for 2010.  The increase of $74,126, or 10%, is attributable to sales in Europe of orthoPACE®.

Research and development expenses for 2011 were $2,731,059, compared with $3,879,146 for 2010, a decrease of $1,148,087 or 30% due to lower expenses related to the dermaPACE clinical trial in 2011 as patient enrollment and follow-up ended during 2010, and costs for 2011 transitioned to clinical results analysis and PMA submission.

General and administrative expenses for 2011 were $6,292,950, compared with $7,100,621 for 2010, a decrease of $807,671 or 11%.  General and administrative expenses included non-cash stock-based compensation of $1,118,813 and $3,037,634 for 2011 and 2010, respectively.  The decrease in stock-based compensation was primarily due to stock awards granted in 2009 becoming fully vested and expensed in 2010.  Excluding stock-based compensation, general and administrative expenses were $5,174,137 for 2011, compared with $4,062,987 for 2010, an increase of $1,111,150 or 27%.  The increase is mainly due to increased sales and marketing expenses for medical society trade shows, increased investor relations expenses and increased legal costs as a result of patent preparation, filing and defense activities.

The net loss for 2011 was $10,238,797, or ($0.52) per share, compared with a net loss of $14,922,441, or ($1.15) per share for 2010.  Included in the net loss for 2011 and 2010 was a non-cash loss from extinguishment of debt of $1,318,781 and $2,693,896, respectively, for the cancellation of certain notes payable to related parties in exchange for shares of common stock and warrants.

As of December 31, 2011, the Company had cash and cash equivalents of $3,909,383, compared with $417,457 as of December 31, 2010, an increase of $3,491,926.  For 2011, net cash used by operating activities was $8,831,699, primarily consisting of compensation costs, clinical trials, research and development activities and general corporate operations.  In addition, the net cash used by operating activities for 2011 included payments to reduce current payables, accrued employee compensation and accrued expenses, which totaled $1,607,856.  Net cash provided by financing activities for 2011 was $12,366,363, which primarily consisted of the net proceeds from the private placement of $8,467,121 of the Company’s stock and warrants and the exercise of unit options of $3,900,334.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration.  SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions.  Its lead product candidate for the global wound care market, dermaPACE, is CE marked and has Canadian device license approval for the treatment of the skin and subcutaneous soft tissue and recently completed its pivotal Phase III, Investigational Device Exemption (IDE) clinical trial in the U.S. for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron® and orthoPACE® devices in Europe.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

SANUWAVE Health, Inc.
Barry Jenkins, 678-578-0103
Chief Financial Officer
or
Bernie Laurel, 678-578-0103
VP of Sales and Marketing
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,909,383	$417,457
Accounts receivable - trade, net	81,565	95,549
Inventory	396,284	463,643
Prepaid expenses	162,975	121,084
Due from Pulse Veterinary Technologies, LLC	27,837	45,389
TOTAL CURRENT ASSETS	4,578,044	1,143,122

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	51,206	13,386

OTHER ASSETS	3,192	32,253

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,533,782	1,840,538
TOTAL ASSETS	$6,166,224	$3,029,299

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$756,657	$1,829,815
Accrued employee compensation	632,333	1,101,410
Accrued expenses	190,583	256,204
Notes payable, related parties	-	4,247,290
Interest payable, related parties	81,864	82,977
Capital lease payable, current portion	4,576	-
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	2,321,074	8,172,757

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
Capital lease payable, non-current portion	8,884	-
TOTAL NON-CURRENT LIABILITIES	5,381,627	5,372,743
TOTAL LIABILITIES	7,702,701	13,545,500

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 50,000,000 shares authorized; 20,907,536 and 14,794,650 issued and outstanding	20,908	14,795

ADDITIONAL PAID-IN CAPITAL	62,940,977	43,728,133

ACCUMULATED OTHER COMPREHENSIVE INCOME	10,466	10,902

RETAINED DEFICIT	(64,508,828)	(54,270,031)
TOTAL STOCKHOLDERS' DEFICIT	(1,536,477)	(10,516,201)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,166,224	$3,029,299

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Year Ended	Year Ended
	December 31,	December 31,
	2011	2010

REVENUES	$802,572	$728,446

COST OF REVENUES	261,890	250,326

GROSS PROFIT	540,682	478,120

OPERATING EXPENSES
Research and development	2,731,059	3,879,146
General and administrative	6,292,950	7,100,621
Depreciation	19,034	829,576
Amortization	306,756	306,757
Write down of assets held for sale	-	169,581
TOTAL OPERATING EXPENSES	9,349,799	12,285,681

OPERATING LOSS	(8,809,117)	(11,807,561)

OTHER INCOME (EXPENSE)
Transitional services provided to Pulse Veterinary Technologies, LLC	375,000	360,125
Gain on sale of assets	-	6,565
Loss on extinguishment of debt	(1,318,781)	(2,693,896)
Interest expense, net	(472,155)	(961,585)
Loss on foreign currency exchange	(13,744)	(66,058)

TOTAL OTHER INCOME (EXPENSE)	(1,429,680)	(3,354,849)

LOSS BEFORE INCOME TAXES	(10,238,797)	(15,162,410)

INCOME TAX BENEFIT	-	239,969

NET LOSS	(10,238,797)	(14,922,441)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(436)	(10,962)
TOTAL COMPREHENSIVE LOSS	$(10,239,233)	$(14,933,403)

LOSS PER SHARE:
Net loss - basic	$(0.52)	$(1.15)
Net loss - diluted	$(0.52)	$(1.15)

Weighted average shares outstanding - basic	19,624,061	12,924,872
Weighted average shares outstanding - diluted	19,624,061	12,924,872

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended	Year Ended
	December 31,	December 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,238,797)	$(14,922,441)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	306,756	306,757
Accrued interest	166,618	799,712
Depreciation	19,034	829,576
Change in allowance for doubtful accounts	37,949	16,141
Gain on sale of property and equipment	-	(6,565)
Stock-based compensation	1,118,813	3,037,634
Loss on extinguishment of debt	1,318,781	2,693,896
Write down of assets held for sale	-	169,581
Changes in assets - (increase)/decrease
Accounts receivable - trade	(23,965)	(63,724)
Inventory	67,359	128,946
Prepaid expenses	(41,891)	73
Due from Pulse Veterinary Technologies, LLC	17,552	82,489
Other	29,061	(1,400)
Changes in liabilities - increase/(decrease)
Accounts payable	(1,073,158)	760,392
Accrued employee compensation	(469,077)	591,505
Accrued expenses	(65,621)	(372,825)
Interest payable, related parties	(1,113)	82,977
NET CASH USED BY OPERATING ACTIVITIES	(8,831,699)	(5,867,276)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	7,000
Purchase of property and equipment	(42,302)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(42,302)	7,000

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from unit options exercised, related parties	2,463,008	-
Proceeds from unit options exercised	1,437,326	-
Proceeds from private placement	8,467,121	-
Payments of principal on capital lease	(1,092)	-
Proceeds from promissory notes, related parties	-	2,250,000
Proceeds from promissory notes	-	200,000
Proceeds from sale of capital stock units, related parties	-	350,000
Proceeds from sale of capital stock units	-	1,702,326
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,366,363	4,502,326

EFFECT OF EXCHANGE RATES ON CASH	(436)	(10,962)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,491,926	(1,368,912)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	417,457	1,786,369
CASH AND CASH EQUIVALENTS, END OF YEAR	$3,909,383	$417,457

SUPPLEMENTAL INFORMATION
Cash paid for interest	$324,768	$81,864
NON-CASH INVESTING AND FINANCING ACTIVITIES
Notes payable, related parties exchanged for capital stock	$4,413,908	$-
Equipment purchased with capital lease	14,552	-
Promissory notes, related parties exchanged for capital stock	-	2,313,008
Promissory notes exchanged for capital stock	-	204,652
TOTAL NON-CASH INVESTING AND FINANCING ACTIVITIES	$4,428,460	$2,517,660